                                                                     Exhibit 3.1

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                        MEDALLION CREST MANAGEMENT, INC.

     Pursuant to the provisions of Sections 607.0602 and 607.1006 of the Florida
Business Corporation Act (the "Act"), the undersigned, on behalf of Medallion
Crest Management, Inc. (the "Corporation"), hereby submits the following information:

     1. The Articles of Incorporation of the Corporation are hereby amended to change the name of the Corporation. Article 1 relating to the name of the
Corporation is hereby amended to read in its entirety as follows:

     The name of the corporation is CepTor Corporation (the "Corporation").

     2. The Articles of Incorporation of the Corporation are hereby amended to authorize and create a new series of preferred stock. The designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such new series of preferred stock and the qualifications, limitations or restrictions thereof are as follows:

     Series A Preferred Stock:

          1.   DESIGNATION. Three Hundred (300) shares of preferred stock of the
Corporation shall constitute a class of preferred stock designated as "Series A
Convertible Preferred Stock" (the "Series A Preferred Stock").

          2.   DIVIDENDS.

          (a)  The holders of shares of Series A Preferred Stock shall be entitled to receive dividends when and if declared by the Board of Directors.

          (b)  If at any time a dividend or distribution of assets is declared and paid on (i) the Corporation's common stock, par value $0.0001 per share (the
"Common Stock"), or (ii) any other class or series of the Corporation's capital stock whether currently outstanding or hereafter created (the "Capital Stock"), the Corporation shall, at the same time, declare and pay to each holder of
Series A Preferred Stock, pari passu with the holders of the Common Stock or the
Capital Stock, as applicable, a dividend equal to the dividend that would have been payable to such holder if the shares of Series A Preferred Stock held by such holder had been converted to Common Stock pursuant to Section 5 hereof immediately prior to the record date for such dividend or distribution (or the date of such dividend or distribution if no record date is fixed).

          3.   RIGHTS ON LIQUIDATION, MERGER, SALE, ETC. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the
Corporation (a "Liquidation"), the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

          (a)  The holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common
Stock or any other class of stock ranking junior to the Series A Preferred
Stock, for each share of Series A Preferred Stock held by such holders, an amount equal to $25,000.00 per share (the "Purchase Price").

          (b)  After distribution of the amounts set forth in Section 3(a)
hereof, the remaining assets of the Corporation available for distribution, if any, to the shareholders of the Corporation shall be distributed to the holders of the Common Stock.

          4.   VOTING RIGHTS.

          So long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock shall be entitled to vote, casting such number of votes in respect of such shares of Series A Preferred Stock as shall equal the largest whole number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible pursuant to Section 5 hereof, and voting together as one class with, and in the same manner and with the same effect as, such holders of Common Stock.

          5.   CONVERSION OF SERIES A PREFERRED STOCK.

          (a)  The holders of Series A Preferred Stock shall have the right, at such holders' option, at any time, to convert each share of Series A Preferred
Stock into such whole number of shares of Common Stock as is equal to the number of fully paid and non-assessable shares of Common Stock which results from multiplying the number of shares of Series A Preferred Stock to be converted by the quotient of the Purchase Price divided by the Conversion Price (as hereinafter defined) per share for the Series A Preferred Stock in effect at the time of conversion. The initial Conversion Price per share of the Series A
Preferred Stock shall be $2.50, subject to adjustment as provided herein (the
"Conversion Price").

          (b)  Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 5(a) hereof, the holder or holders of such Series A Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the
Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert the same (in case of conversion pursuant to Section 5(a)
hereof) and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder or holders of Series A Preferred Stock, or to the nominee or nominees thereof, a certificate or certificates for the number of shares of Common Stock to which such holder or holders shall be entitled as aforesaid. Conversion under this
Section 5 shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the Person or Persons (as defined herein) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of
Common Stock as of such date.

          (c)  The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

               (i)  In the event the Corporation should at any time or from time to time after the date on which the shares of Series A Preferred Stock are first issued (the "Series A Issuance Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common
     Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of such Series A Preferred Stock shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and issuable with respect to such Common
     Stock equivalents.

               (ii) If the number of shares of Common Stock outstanding at any time after the Series A Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each series shall be decreased in proportion to such decrease in outstanding shares.

          (d) If at any time or from time to time there shall be a
recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A
Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A
Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price for the Series A
Preferred Stock then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (e)  The Corporation shall not, by amendment of its Articles of
Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the
Series A Preferred Stock against impairment.

          (f)  If the Corporation should effect any capital reorganization or reclassification of its capital stock or cause to occur a Disposition Event (as defined herein) while any shares of Series A Preferred Stock are outstanding in such a manner that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common
Stock, then, as a condition of such reorganization, reclassification or
Disposition Event, lawful and adequate provision shall be made whereby each holder of Series A Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of
Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification or Disposition Event not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the holders of Series
A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price of the Series A
Preferred Stock and of the number of shares of Common Stock issuable upon conversion thereof) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such shares of Series A Preferred Stock.
Prior to or simultaneously with the consummation of a Disposition Event the survivor or successor corporation (if other than the Corporation) resulting from such Disposition Event shall assume by written instrument executed and mailed or delivered to each holder of Series A Preferred Stock, the obligation to deliver to such holders of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder of Series A
Preferred Stock may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of every provision of these Articles of Incorporation to be performed and observed by the Corporation and of all liabilities and obligations of the
Corporation hereunder with respect to the Series A Preferred Stock.

           (g) (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of
Common Stock to be issued shall be rounded to the nearest whole share. In lieu of any fractional shares to which the holder would otherwise be entitled, the
Corporation shall make a cash payment equal to the "fair market value" of the
Common Stock as of two business days prior to payment multiplied by such fraction. For the purposes of this Section 5(g)(i), "fair market value" shall mean on any day (A) if shares of the Common Stock are listed or admitted for trading on a national securities exchange, the reported last sales price or, if no such reported sale occurs on such day, the average of the closing bid and asked prices on such day, in each case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, (B) if shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by Nasdaq or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Corporation for such purpose or (C) if no such quotations are available on such day, the fair market value of one share of
     Common Stock on such day as determined in good faith by the Board of
     Directors.

                    (ii) Upon the occurrence of each adjustment of the
     Conversion Price of Series A Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of
     Series A Preferred Stock a statement, signed by its President and Chief
     Financial Officer, setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment, (B) the Conversion Price for such Series A
     Preferred Stock at the time in effect and (C) the number of shares of
     Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Series A Preferred
     Stock.

          (h)  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A
Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (i)  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock;
and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these provisions. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred
Stock in respect of which such shares are being issued. All shares of Common
Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

          (j)  Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the stock books of the Corporation.

          (k)  In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be cancelled. The Articles of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the
Corporation's authorized capital stock.

          (l)  For purposes of this Certificate:

               (i)  "Disposition Event" shall mean (A) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets or authorized but unissued capital stock of the Corporation to any other Person or Persons or (B) the merger or consolidation of the
     Corporation with and into another corporation or corporations in which the shareholders of the Corporation immediately prior to such merger or consolidation do not own more than 50% of the voting control of the surviving corporation.

               (ii) "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, including, as appropriate, the Corporation or any subsidiary thereof.

     3. This amendment was adopted by consent of the shareholders of the
Corporation on December 2, 2004.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this 7 day of December, 2004.

                                 MEDALLION CREST MANAGEMENT, INC.

                                 By: /s/ Sean Miller
                                    -------------------------------------------
                                       Name: Sean Miller
                                       Title:   Chief Executive Officer